Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Annual Report on Form 10-K of American Woodmark Corporation for the annual period ended April 30, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 14, 2004	/s/ James J. Gosa
James J. Gosa
President and Chief Executive Officer
(Principal Executive Officer)

Date: July 14, 2004	/s/ Kent B. Guichard
Kent B. Guichard
Executive Vice President
(Principal Financial Officer)

In accordance with Securities and Exchange Commission requirements, the Company will furnish copies of all exhibits to its Form 10-K not contained herein upon receipt of a written request and payment of $.10 (10 cents) per page to:

Mr. Glenn Eanes

Vice President & Treasurer

American Woodmark Corporation

P.O. Box 1980

Winchester, Virginia 22604-8090

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